Exhibit 99.1

News

Contact: Chip Merritt
610-738-6376
For Immediate Release	cmerritt@Cephalon.com

Cephalon, Inc. Reports First Quarter 2003 Financial Results

Quarterly Earnings Exceed Guidance;

ACTIQ Sales Lead Revenue Growth;

Cephalon Reiterates Full Year 2003 Sales and Earnings Guidance;

Cephalon Introduces Second Quarter 2003 Sales and Earnings Guidance

West Chester, PA – May 7, 2003 – Cephalon, Inc. (Nasdaq: CEPH) today reported results for the first quarter of 2003, which included total revenue of $144.7 million, product sales of $137.6 million, and diluted earnings per share of $0.21.

Product sales of $137.6 million for the first quarter of 2003 increased by 44 percent compared to $95.8 million in the first quarter of 2002. Sales of PROVIGIL® (modafinil) Tablets [C-IV] were $55.8 million, a 19 percent increase over the first quarter of 2002.  Sales of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] were $46.2 million, a 139 percent increase over the first quarter 2002, and sales of GABITRIL® (tiagabine hydrochloride) were $12.7 million, a 25 percent increase over the first quarter 2002.  In addition, Cephalon reported other product sales of $22.9 million.

Prescriptions of PROVIGIL for the first quarter were approximately 308,000, a 35 percent increase over the first quarter of 2002.  Prescriptions of ACTIQ were approximately 63,000, an 89 percent increase over the first quarter of 2002, and prescriptions of GABITRIL were approximately 143,000, an 82 percent increase over the first quarter of 2002.

“Prescriptions continued to grow significantly on a year over year basis. However, we believe that the moderation of this growth during the first quarter of 2003 was the result of the expansion and complete realignment of our sales force which pressured prescription trends during the quarter,” said Frank Baldino Jr., Ph.D., Chairman and CEO of Cephalon. “This expansion is now complete, and we are well positioned to meet our previously stated guidance in 2003.”

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Cephalon is reiterating full year 2003 product sales guidance of $650-$660 million and diluted earnings per share guidance of approximately $1.50 after taxes.  This guidance includes a full tax provision of 38 percent.  The company introduced second quarter 2003 guidance for product sales of $155 million and diluted earnings per share of $0.30.

Cephalon’s management will discuss the company’s first quarter 2003 results with analysts and investors during a conference call beginning at 5 p.m. U.S. EDT on Wednesday, May 7, 2003. To participate in the conference call, dial 913-981-5519 and refer to Conference Code Number 372476. Individual investors are encouraged to log onto the investor relations section of www.cephalon.com and click on the webcast link to access the live call.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

Cephalon currently employs approximately 1,300 people in the United States and Europe.  U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah.  Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

The company currently markets three proprietary products in the United States:  PROVIGIL, GABITRIL, and ACTIQ and more than 20 products internationally.  Further information about Cephalon and full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly

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any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

The financial results attached to this press release include “Adjusted Net Income” and “Adjusted EBITDA” amounts, both of which are considered “non-GAAP financial measures” under SEC rules.  As required, we have provided reconciliations of these measures.  Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

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Cephalon, Inc. and Subsidiaries

Consolidated Statement of Operations

(Amounts in Thousands, Except per Share)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues:
Product sales	$137,593	$95,803
Other revenues	7,104	15,698
	144,697	111,501
Costs and Expenses:
Cost of product sales	20,538	13,845
Research and development	33,656	29,823
Selling, general and administrative	54,606	40,284
Depreciation and amortization	10,641	8,293
	119,441	92,245

Income from operations	25,256	19,256

Other Income and Expense:
Interest income	2,594	2,870
Interest expense	(8,536)	(11,498)
Charge on early extinguishment of debt	—	(7,142)
Other income (expense), net	424	(838)

Income (loss) before income taxes	19,738	2,648

Income tax expense	(7,500)	(1,985)

Income before cumulative effect of changing inventory costing method	12,238	663

Cumulative effect of changing inventory costing method from FIFO to LIFO	—	(3,534)

Income (loss) applicable to common shares	$12,238	$(2,871)

Basic income (loss) per common share:
Income per common share excluding cumulative effect of changing inventory method	$0.22	$0.01
Cumulative effect of changing inventory costing method	—	(0.06)
	$0.22	$(0.05)
Diluted income (loss) per common share:
Income per common share excluding cumulative effect of changing inventory method	$0.21	$0.01
Cumulative effect of changing inventory costing method	—	(0.06)
	$0.21	$(0.05)

Weighted average number of common shares outstanding	55,452	54,963

Weighted average number of common shares outstanding-assuming dilution	57,090	57,304

OTHER DATA:

Reconciliation of Income (Loss) Applicable to Common Shares to Adjusted Net Income:

Income (loss) applicable to common shares	$12,238	$(2,871)

Certain charges:
CNS joint venture (a)	—	6,481
Charge on early extinguishment of debt	—	7,142
Cumulative effect of changing inventory costing method	—	3,534

Adjusted Net Income	$12,238	$14,286

Basic adjusted net income per common share	$0.22	$0.26

Diluted adjusted net income per common share	$0.21	$0.25

Weighted average number of common shares outstanding	55,452	54,963

Weighted average number of common shares outstanding - assuming dilution	57,090	57,304

(a) Includes $3,508,000 from selling, general and administrative expense and $2,973,000 from other expense.

	Three Months Ended March 31,
	2003	2002

Reconciliation of Income from Operations to Adjusted EBITDA:

Income from operations	$25,256	$19,256

Depreciation and amortization	10,641	8,293

Adjusted EBITDA *	$35,897	$27,549

*Adjusted EBITDA is defined as income from operations less depreciation and amortization, and therefore, by definition, also excludes interest income and expense, charge on early extinguishment of debt, foreign currency exchange, income tax expense, and cumulative effect of changing inventory costing method.

Cephalon, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in Thousands)

	March 31, 2003	December 31, 2002
Assets	(Unaudited)

Cash, cash equivalents and investments	$546,754	$582,688

Receivables, net	89,473	83,130

Inventory, net	60,924	54,299

Other current assets	18,741	9,793

Property and equipment, net	95,104	90,066

Goodwill	298,769	298,769

Other intangible assets, net	345,226	351,719

Deferred tax asset, including current portion, net	171,611	170,072

Other assets	82,369	48,554

	$1,708,971	$1,689,090

Liabilities and stockholders’ equity

Accounts payable and accrued expenses	$103,974	$103,533

Deferred revenue, including current portion	2,666	2,680

Debt, including current portion	875,965	876,299

Deferred tax liabilities	53,232	52,666

Other liabilities	13,530	11,327

Stockholders’ equity	659,604	642,585

	$1,708,971	$1,689,090